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                                                                    EXHIBIT 99.3

                                     FORM OF
                                LETTER AGREEMENT


                                                     March __, 1999


Sunrise Assisted Living, Inc.
9401 Lee Highway, Suite 300
Fairfax, VA  22031

Ladies and Gentlemen:

            Reference hereby is made to the Agreement of Merger dated as of October 18, 1998 (the "Agreement") among Sunrise Assisted Living, Inc., a Delaware corporation ("Acquiror"), Buckeye Merger Corporation, an Ohio corporation and wholly owned subsidiary of Acquiror ("Merger Sub") and Karrington Health, Inc., an Ohio corporation (the "Company"), as amended by Amendment No 1. to Agreement of Merger dated as of March 4, 1999, a copy of which is attached to this Letter Agreement ("Amendment No. 1"). Capitalized terms used in this Letter Agreement without definition shall have the meanings assigned to them in the Agreement, as amended.

            In connection with the execution and delivery of the Agreement, the undersigned shareholder of the Company executed and delivered the following:

            - that certain Shareholder Agreement dated as of October 18, 1998 between Acquiror and the undersigned ("Shareholder Agreement");
              and

            - a Company Affiliate Agreement, as contemplated in Section 5.12 of the Agreement.

            Having carefully read the attached copy of Amendment No. 1 and having had an opportunity to discuss Amendment No. 1 with counsel for the undersigned or counsel for the Company, the undersigned hereby:

            (i) confirms to, and agrees with, Acquiror that the term "Merger Agreement," as used in the Shareholder Agreement and the Company Affiliate Agreement, shall be deemed for all purposes to mean the Agreement as amended by Amendment No. 1; and

            (ii) reaffirms (a) all of the terms of the Shareholder Agreement, as amended hereby, and (b) all of the representations, warranties and covenants to Acquiror set forth in the Company Affiliate Agreement, as amended hereby.

            This Letter Agreement hereby amends the Shareholder Agreement and the Company Affiliate Agreement and may be referred to as Amendment No. 1 to Shareholder Agreement and Amendment No. 1 to Company Affiliate Agreement.


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The validity and interpretation of this Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                                Very truly yours,


                                --------------------------------------------
                                By:




AGREED AND ACCEPTED
  as of March __, 1999 by:

  SUNRISE ASSISTED LIVING, INC.


  -----------------------------------
  Name:
  Title:




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